EXHIBIT 10.31

                               AMENDMENT NO. 2 TO
                           LOAN AND SECURITY AGREEMENT
                               AND LOAN DOCUMENTS

         THIS AMENDMENT is made as of the 19th day of March, 2004, by and among VERMONT PURE HOLDINGS, LTD., a Delaware corporation with an office at 1050 Buckingham Street, Watertown, CT 06795-1600 ("HOLDINGS"), CRYSTAL ROCK SPRING WATER COMPANY, a Connecticut corporation with an office at 1050 Buckingham Street, Watertown, Connecticut 06795-1600 ("CRYSTAL ROCK"), and VERMONT PURE SPRINGS, INC., a Delaware corporation with an office at 1050 Buckingham Street, Watertown, CT 06795-1600 ("VPS", and collectively with Holdings and Crystal Rock, the "OBLIGORS"), each of the lenders which is a signatory hereto (individually, together with its successors and assigns, a "LENDER" and collectively, the "LENDERS") and WEBSTER BANK, a federally chartered savings bank with an office at 145 Bank Street, Waterbury, Connecticut 06702, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "AGENT").

         WHEREAS, Lenders, Agent and Obligors entered into a Loan and Security Agreement dated as of March 5, 2003 which was amended by Amendment No. 1 to Loan and Security Agreement dated as of December 17, 2003 (as so amended, the "AGREEMENT") in connection with a term loan in the original principal amount of $28,500,000, an acquisition/capital asset line of credit in an amount up to $15,000,000 and a revolving line of credit loan in the original principal amount of $6,500,000.

         WHEREAS, Lenders, Agent and Obligors desire to amend certain of the terms of the Agreement in connection with the sale of certain assets by the Obligors to Micropack Corporation ("MICROPACK") pursuant to a Purchase and Sale Agreement among Holdings, VPS and Micropack dated as of March 1, 2004 (the "MICROPACK PURCHASE AGREEMENT").

                                    AGREEMENT

         For valuable consideration, Lenders, Agent and Obligors agree as follows:

         1. All capitalized terms used herein and not otherwise defined or amended in this Amendment shall have the meanings ascribed to such terms in the Agreement.

         2. Each Obligor represents and warrants to Lenders and Agent that the resolutions previously adopted by the Board of Directors of such Obligor and provided to the Agent have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Amendment and the documents and transactions described herein.

         3. Each Obligor represents and warrants to Lenders and Agent that (i) each Obligor has the corporate power and authority to enter into this Amendment,
(ii) each Obligor has taken all necessary corporate action to authorize this Amendment and (iii) this Amendment, any related documents to which any Obligor is a party and the Loan Documents, as amended hereby, are the legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general application affecting enforcement of creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court.

         4. The Lenders and Agent waive any Event of Default that may arise solely as a result of the Debt Service Coverage Ratio as of the end of the fiscal quarter ending January 31, 2004 being less than 1.2 to 1.0. This waiver shall be effective only in this specific instance and does not allow any other or further departure from the terms of the Agreement or any other Loan Document, which terms shall continue in full force and effect.

         5. Section 1.1 l. of the Agreement is amended by (i) deleting "2.25%" in clause (i) thereof and replacing it with "2.50%"; (ii) deleting "2.00%" in clause (ii) thereof and replacing it with "2.25%"; (iii) deleting "1.75%" in clause (iii) thereof and replacing it with "2.00%"; (iv) deleting "1.25%" in clause (iv) thereof and replacing it with "1.50%"; and (v) deleting "2.25%" on the 22nd line after clause (iv) thereof and replacing it with "2.50%".

         6. Section 1.1w. of the Agreement is amended by adding after "applicable period" on the second line thereof "provided, however, that the prepayment of the Term Loan in the amount of $5,000,000 from net proceeds of the sale pursuant to the Micropack Purchase Agreement and the payment of the Subordinated Debt in the amount of $5,000,000 from net proceeds of the sale pursuant to the Micropack Purchase Agreement shall be excluded therefrom.

         7. Section 1.1 z. of the Agreement is amended by adding after "Capital Expenditures" on the second line thereof "(other than Excluded Capital Expenditures)".

         8. Section 1.1 of the Agreement is amended by adding to the end thereof new subsections iiii, jjjj and kkkk. as follows:

         "iiii. "Excluded Capital Expenditures" means the $150,000 expenditure by VPS for a SMI stretchfilm packaging machine in November, 2003 and $150,000 of a $350,000 Capital Expenditure by Crystal Rock for new five gallon bottling equipment but only to the extent that Crystal Rock has received $150,000 in proceeds from the sale of its existing five gallon bottling equipment.

         jjjj. "Micropack Purchase Agreement" means the Purchase and Sale Agreement among Holdings, VPS and Micropack Corporation dated as of March 1, 2004.

         kkkk. " Senior Debt Service Coverage Ratio" means, for the relevant period, the ratio of (i) (A) EBITDA, minus (B) Dividends, minus (C) Capital Expenditures (other than Excluded Capital Expenditures) to the extent such Capital Expenditures are not financed, plus (or minus) (D) the net increase (or decrease) in customer deposits, plus (E) proforma EBITDA agreed to in writing by the Agent relating to new Acquisitions as set forth in Section 6.17 hereof, minus (F) cash taxes to (ii) (A) Current Maturities of Long Term Debt which is not Subordinated Debt, plus (B) the current portion of Capital Lease payments, plus (C) interest expense on all Indebtedness which is not Subordinated Debt."

         9. Section 2.2 d. of the Agreement is amended by adding after "the Prime Rate" on the seventh line thereof "plus one quarter of one percent (0.25%)".

         10. Section 2.3 a. of the Agreement is amended by deleting "FIFTEEN MILLION DOLLARS ($15,000,000)" and replacing it with "TEN MILLION DOLLARS ($10,000,000)".

         11. Section 2.3 c. of the Agreement is amended by deleting the remainder of the sentence after "($10,000,000)" on the fifth line thereof.

         12. Section 2.3 e. (3) of the Agreement is amended by deleting it in its entirety and replacing it with "[Intentionally omitted]".

         13. Section 2.15 of the Agreement is amended by deleting "and April 10, 2004" on the second line thereof and replacing it with ", April 10, 2004, July 10, 2004, October 10, 2004, January 10, 2005 and April 10, 2005" and by deleting the last sentence thereof.

         14. Section 3.2 of the Agreement is amended by deleting it in its entirety and replacing it with "[Intentionally omitted]".

         15. Section 4.12 of the Agreement is amended by deleting the last sentence thereof and replacing it with "The chief executive office of Crystal Rock and its principal place of business is at 1050 Buckingham Street, Watertown, CT 06795-1600. The chief executive offices of Holdings and VPS and their principal places of business are at 87 Holly Court, Williston, VT 05495."

         16. Section 5.8 e. of the Agreement is amended by deleting it in its entirety and replacing it with "[Intentionally omitted]".

         17. Section 6.4 of the Agreement is amended by adding after "occurred" on the penultimate line thereof "and (g) the acceptance of a promissory note in the original principal amount of $500,000 from Micropack Corporation, a copy of which is attached hereto as Exhibit 6.4".

         18. Section 6.16 of the Agreement is amended by deleting "3.00" on the second line thereof and replacing it with "2.75".

         19. Section 6.17 of the Agreement is amended by adding after "Debt Service Coverage Ratio." on the first line thereof "a.", by deleting "1.2" on the second line thereof and replacing it with "1.1" and by adding a new subsection b. after "EBITDA" on the last line thereof as follows:

         "b. Permit its Senior Debt Service Coverage Ratio to be less than 1.5 to 1.0. This ratio shall be tested as of the end of each fiscal quarter, commencing with the fiscal quarter ending April 30, 2004, for the fiscal quarter then ended and the immediately preceding three fiscal quarters. Projected EBITDA for each new Acquisition for the first year after such Acquisition as agreed upon by the Agent and the Obligors will also be included in this calculation. Such projected EBITDA will consist of 75% of the year one adjusted EBITDA (after cost eliminations). For every quarter of actual operations in the first year after such Acquisition, the projected EBITDA for those quarters will be replaced by the actual EBITDA."

         20. Section 6.20 of the Agreement is amended by adding after "Credit" on the fifth line thereof "and (C) the Excluded Capital Expenditures".

         21. Section 9.18 of the Agreement is amended by deleting "the addresses set forth at the beginning of this Agreement" on the fourth line thereof and replacing it with "1050 Buckingham Street, Watertown, CT 06795-1600".

         22. Schedule 3.4 to the Agreement is amended by deleting "THE PREMISES" from the end thereof.

         23. Exhibit 6.4 and Schedule 6.8 attached hereto are made a part of the Agreement as if attached thereto.

         24. The Lenders acknowledge that the sale as of March 1, 2004 of the assets described on Schedule 6.8 attached hereto pursuant to the terms of the Micropack Purchase Agreement, the Agent's release of its liens, security interests and mortgages thereon, and the application of $5,000,000 of the net proceeds from that sale as a prepayment of the Term Loan in accordance with
Section 2.1 i. of the Agreement was consented to by the Lenders and the Lenders consent to the application of $5,000,000 of net proceeds from that sale as a payment of Subordinated Debt to the Subordinated Lenders.

         25. Upon the execution of this Amendment, Obligors shall pay to the Agent for the benefit of the Lenders an amendment fee in the amount of $62,500 which shall be fully earned upon receipt thereof and Obligors shall also pay the Agent's legal fees incurred in connection with this Amendment within thirty (30) days of Agent's request therefor. Obligors authorize

Agent to debit their account no. 0009192492 in the amount of $62,500 for the payment of the amendment fee. The amendment fee shall be in lieu of and not in addition to the $50,000 fee which was to be paid in connection with the consent to the sale of assets pursuant to the terms of the Micropack Purchase Agreement.

         26. All references in the Agreement and the other Loan Documents to the Agreement shall refer to the Agreement as amended by this Amendment.

         27. All references in the Agreement and the other Loan Documents to the chief executive offices of Holdings and VPS and their principal places of business are amended to refer to 87 Holly Court, Williston, VT 05495 and all references to the address for notices to Holdings and VPS are amended to refer to 1050 Buckingham Street, Watertown, CT 06795-1600.

         28. Each Obligor reaffirms that it pledges, grants, assigns and transfers to Agent a continuing lien and security interest in the Collateral, except to the extent such lien and security interest has been released by Agent in accordance with paragraph 24 hereof, to secure the prompt payment and performance of each and all of the obligations of Obligors to Lenders and Agent, including without limitation, obligations under the Agreement as amended by this Amendment.

         29. Each Obligor represents and warrants to Lenders and Agent that no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default exists under the Agreement, as amended by this Amendment, or under any of the other documents executed in connection with the Agreement or this Amendment.

         30. Each Obligor represents and warrants to Lenders and Agent that the execution and delivery of this Amendment (i) is not prevented by, nor does it conflict with or result in a breach of terms, conditions or provisions of the organizational documents of any of the Obligors, or any evidence of indebtedness, agreement or instrument of whatever nature to which any of the Obligors is a party or by which any of them is bound, (ii) does not constitute a default under any of the foregoing, and (iii) does not violate any federal, state, local or foreign law, regulation or order or any order of any court or agency which is binding upon any of the Obligors.

         31. Each Obligor represents and warrants to Lenders and Agent that all of the terms, conditions, obligations, agreements, warranties and representations contained in the Agreement, as amended by this Amendment, and the other Loan Documents remain true and accurate in all material respects (subject to the provisions of Section 4.16(a)(ii) of the Agreement) and are hereby ratified and confirmed in all respects.

         32. Each Obligor represents and warrants to Lenders and Agent that the debt evidenced by the Notes is a valid debt of the Obligor owed to the Lenders and no Obligor has any defense, setoff, counterclaim or independent action against any Lender or Agent of any kind whether relating to the Loan Documents or otherwise.

         33. Nothing in this Amendment shall operate to release Obligors from their liability to pay any and all sums they owe to the Lenders and Agent or to perform all of the terms, conditions, obligations, agreements and warranties contained in the Agreement, as amended by this Amendment, and the other Loan Documents.

         34. All other terms and conditions set forth in the Agreement and the other Loan Documents, not inconsistent with the foregoing, shall remain in full force and effect.

         35. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         36. This Amendment shall not be modified orally.

         37. The amendments to the Agreement and the other Loan Documents contained in this Amendment shall be effective only upon (a) receipt by Agent of a fully executed original of this Agreement and a $62,500 amendment fee and (b) application of $5,000,000 from the sale of assets pursuant to the Micropack Purchase Agreement as a prepayment of the Term Loan and application of $5,000,000 from the sale of assets pursuant to the Micropack Purchase Agreement as a payment of the Subordinated Debt, but the provisions of paragraphs 24 and 25 shall be effective upon the full execution of this Amendment.

         In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:

__________________________          VERMONT PURE HOLDINGS, LTD.

__________________________          By: /s/ Timothy G. Fallon
                                       ---------------------------------
                                       Name: Timothy G. Fallon
                                       Title: Chief Executive Officer

__________________________          CRYSTAL ROCK SPRING WATER COMPANY

__________________________          By: /s/ Timothy G. Fallon
                                       ----------------------
                                       Name: Timothy G. Fallon
                                       Title: Chief Executive Officer

__________________________          VERMONT PURE SPRINGS, INC.

__________________________          By: /s/ Timothy G. Fallon
                                       ----------------------
                                       Name: Timothy G. Fallon
                                       Title: Chief Executive Officer

__________________________          BANKNORTH, N.A.

__________________________          By: /s/ Robert E. Teittinen
                                       ------------------------
                                       Name:
                                       Title:

__________________________          MANUFACTURERS AND TRADERS TRUST COMPANY

__________________________          By: /s/ Ira A. Brown
                                       ----------------
                                       Name:
                                       Title:

                                    COOPERATIEVE CENTRALE
                                    RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                                    INTERNATIONAL", NEW YORK BRANCH, as Lender

__________________________

__________________________          By: /s/ Betty Mills
                                       ---------------
                                       Name:
                                       Title:

__________________________

__________________________          By: /s/Brett Delfino
                                       -----------------
                                       Name:
                                       Title:

__________________________          WEBSTER BANK

__________________________          By: /s/ Carol Carver
                                       -----------------
                                       Name:
                                       Title:

__________________________          WEBSTER BANK, as Agent

__________________________          By: /s/ Carol Carver
                                       -----------------
                                       Name:
                                       Title:

                                   Exhibit 6.4

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND LAWS.

                                 PROMISSORY NOTE

$500,000.00                                                Boston, Massachusetts
                                                           March 1, 2004

         FOR VALUE RECEIVED, the undersigned, MicroPack Corporation (the "Maker"), with a principal address of 5 Commonwealth Road, Suite 3A, Natick, Massachusetts 01760, hereby promises to pay to the order of Vermont Pure Springs, Inc. (collectively, the "Lender"), with a principal address of 1050 Buckingham Street, Watertown, Connecticut 06795-1600 or at such other place as the holder of this Note may from time to time designate, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest at the fixed rate of five percent (5%) per annum. Interest shall be payable in arrears in quarterly installments commencing June 30, 2004. If not paid sooner, the entire principal balance and all accrued interest thereon shall be due and payable on March 1, 2006. All payments hereunder shall be applied first to accrued interest and then to the reduction of principal. All payments made hereunder shall be in lawful money of the United States which shall be legal tender for payment of public and private debts, in immediately available funds.

         The Maker may, at its election, from time to time prior to maturity, prepay all or any portion of this Note, without premium or penalty.

         In the event that the Maker: (i) fails to make any payment of interest or principal when and as the same shall become due and payable and such failure shall not be cured within thirty (30) days after the Maker shall have received written notice from the Holder of such failure; (ii) makes or enters into an assignment, reorganization or similar arrangement for the benefit of creditors;
(iii) applies for, consents to or cooperates with any appointment of a receiver, trustee, liquidator, custodian or similar official for it or any part of the Maker's assets, (iv) commences or seeks relief under any bankruptcy, insolvency, reorganization, arrangement, dissolution, custodianship, conservatorship, liquidation or similar proceeding (each of foregoing, an "Event of Default"), the entire principal balance outstanding hereunder, together with all interest which would otherwise be due and payable to the Lender for the remaining term of the Note shall become immediately due and payable without notice or demand.

         No delay or omission of the Lender in exercising or enforcing any of its powers, rights or remedies hereunder shall operate as a waiver thereof on such occasion or any other occasion, and no single or partial exercise of any power, right or remedy hereunder shall preclude any future exercise thereof No waiver of any default hereunder shall operate as a waiver of any other default hereunder nor as a continuing waiver.

         The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance or default of this Note, and the exercise of and enforcement of any rights hereunder by the holder, and assents without notice to any extension or postponement of the time of payment or any other indulgences, to the impairment, substitution, exchange or release of any collateral granted as security for the obligations of the Maker under this Note, and to the compromise or settlement of the liability of any party or person hereunder, which may from time to time be agreed to by the holder hereof. In the event of a default hereunder, the Maker agrees to pay on demand all reasonable costs and expenses, including court costs and attorney's fees, incurred by the holder in connection with the enforcement or protection of its rights under this Note. From and after maturity or acceleration of this Note, whichever shall be the first to occur, interest shall be payable on the entire unpaid balance until paid in full at an annual rate equal to seven percent (7%).

         All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or mailed, certified or registered mail with first class postage prepaid, or at the addresses set forth above or to such address as either party shall direct in writing. All of the provisions of this Note shall be binding upon and inure to the benefit of the Maker and the Lender and their respective successors and assigns.

         The obligations of the Maker under this Note are subordinated in full to any and all obligations and liabilities of the Maker to its senior and junior lenders or any successors thereto or assigns thereof (each, a "Senior Lender" and collectively, the "Senior Lenders"), whether such obligations and liabilities are now in existence or hereafter arising. In the event of the continuance of any event of default under any obligation of the Maker to any of its Senior Lenders (collectively, the "Senior Obligations"), pursuant to which the maturity thereof may be accelerated and upon receipt by the Maker of written notice from a Senior Lender of such event of default under any Senior Obligations (a copy of which Maker agrees to give promptly to Lender and in no event later than five (5) calendar days following the date of the Maker's receipt of such notice), no direct or indirect payment may be made by or on behalf of the Maker upon or with respect to this Note until (i) repayment or other satisfaction of the Senior Obligations or (ii) such event of default has been cured or waived.

         Anything in this Note to the contrary notwithstanding, in the event (i) Lender or Vermont Pure Holdings, Ltd. ("Parent") agree in writing, or (ii) a final order of a court, not subject to further appeal, legally requires Lender or Parent, to indemnify Maker for any Indemnifiable Losses, as defined in that certain Purchase and Sale Agreement of even date herewith among Lender, Parent and Maker, Maker shall offset the amount of such Indemnifiable Losses first against accrued interest payable under, and then against the principal amount of, this Note; such offset amounts being deemed to be a prepayment of this Note.

         This Note shall be construed in accordance with, governed by and enforced under the laws of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Note as a sealed instrument as of the day and year first above written.

                                                    MICROPACK CORPORATION

                                                    By:_________________________
                                                          James M. Morgan,
                                                           President/CEO

                  Signature Page to Promissory Note, March 2004

                                     ALLONGE

         FOR VALUE RECEIVED, that certain Promissory Note, dated March 1, 2004, by MicroPack Corporation in favor of Vermont Pure Springs, Inc. in the original principal amount of $500,000 to which this Allonge is attached, is hereby endorsed as follows:

         Pay to the order of WEBSTER BANK, AS AGENT, without recourse and without warranty of any kind.

                                            VERMONT PURE SPRINGS, INC.
                                            a Delaware corporation

                                            By:____________________________
                                            Name: Timothy G. Fallon
                                            Title: Chief Executive Officer

                                  Schedule 6.8

Capitalized terms used but not otherwise defined in this Schedule 6.8 have the meaning ascribed to such terms in that certain Purchase and Sale Agreement dated March 1, 2004 among Vermont Pure Springs, Inc., Vermont Pure Holdings, Ltd. and MicroPack Corporation ("Buyer") (the "Purchase Agreement").

All right, title and interest of VPS or Holdings in and to those assets owned by VPS or Holdings used in the processing, bottling, marketing, producing, distribution and sale of natural spring water to the retail channels of distribution in PET packages of one (1) gallon or less (the "Business"), other than Excluded Assets, as more particularly described below:

         (a) the right, title and interest of VPS or Holdings in and to the real property located at Route 66, Catamount Industrial Park, Randolph, Vermont, Rogers Road, Randolph Vermont, and North Randolph Road, Randolph, Vermont, including without limitation, the land and springs located thereon (as more fully described in the deed(s) delivered by VPS or Holdings to Buyer), together with the right, title and interest of VPS or Holdings in all buildings and improvements located thereon and fixtures and other appurtenances thereto (collectively, the "Real Property");

         (b) the inventory of all products processed, manufactured, distributed or sold by VPS or Holdings as part of the Business in PET packages of one (1) gallon or less, including all natural spring water, flavored water, and fluoridated water sold by VPS or Holdings as part of the Business (collectively, the "Products"), including raw materials, and finished goods of VPS or Holdings that are used or held for use in the Business other than finished goods labeled for Store 24 and labels related to products to be produced for Store 24 (the "Inventory");

         (c) the machinery, equipment (including computer hardware and communications equipment) of VPS or Holdings and other fixed assets of the Business located at the Real Property (but excluding the fixed assets constituting Excluded Assets);

         (d) the right, title and interest of VPS or Holdings in, to and under all Contracts that are listed on Schedules 4.8 and 4.18(a) to the Seller Disclosure Letter, and all unfilled purchase orders for Products obtained by VPS or Holdings in the ordinary course of business ("Assumed Contracts");

         (e) the right, title and interest of VPS or Holdings in, to and under the following Intellectual Property: "Hidden Spring" trademark, Country:
Massachusetts, Classes: 032, Goods: Bottled water; "Hidden Spring" trademark,
Country: New Jersey, Classes: 032, Goods: Bottled water; "Hidden Spring" trademark, Country: New York, Classes: 045, Goods: Bottled water; "Hidden Spring" trademark, Country: Vermont, Classes: 045, Goods: Bottled water; and "Hidden

Spring (STYLIZED)" trademark, Registered, Country: United States of America,
Classes: 032, Goods: Bottled water.

         (f) the trade secrets, know how and goodwill owned by VPS or Holdings used in and necessary for the Business;

         (g) all of the following business information of VPS or Holdings (collectively, the "Business Information"):

                  (i) the following items used exclusively in the Business: sales and marketing literature, contract forms, information manuals, promotional materials, sales and advertising brochures;

                  (ii) to the extent not returned to VPS or Holdings pursuant to
         Section 6.2(b)(ii) of the Purchase Agreement, the following items used in the Business: sales records, accounting records, pricing information, customer lists, vendor lists, that portion of current customer files and current vendor files relating to the Business, correspondence with customers and suppliers (both actual and prospective), that portion of customer history files and vendor history files relating to the Business, technical materials, manufacturing instructions, manufacturing process sheets, diagrams and product specifications;

         (h) personnel records of Transferred Employees plus all other employee records in the possession of VPS or Holdings that relate to the Business or the Transferred Employees;

         (i) the Transferable Permits of VPS or Holdings relating to the Business; and

         (j) all of the accounts receivable of the Business deemed to be collectible by VPS or Holdings.

Notwithstanding the foregoing, the released collateral hereunder does not include any right, title, or interest of VPS or Holdings in or to the following assets, which are associated with the foregoing (collectively, the "Excluded Assets"):

         (a) cash and cash equivalents on hand and on deposit in bank accounts;

         (b) any refund of costs or expenses borne by VPS or Holdings;

         (c) any rights that accrue or will accrue to VPS or Holdings under the Purchase Agreement or any exhibits thereto;

         (d) the corporate seal, minute books, stock books and other records relating to the corporate organization of VPS or Holdings and the general ledger and other books of original entry of VPS or Holdings.

         (e) the rights to any claims of VPS or Holdings for any Tax refunds for taxes paid or owed by VPS or Holdings.

         (f) all rights and claims of VPS or Holdings, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including causes of action, unliquidated rights and claims under or pursuant to any warranties, representations or guarantees made by advertisers, manufacturers, suppliers, insurers or vendors relating to the conduct of the Business;

         (g) any asserted or unasserted rights or claims that relate to the Excluded Assets or the Excluded Liabilities; and

         (h) those assets set forth on Schedule 2.2 to the Seller Disclosure Letter, including, but not limited to, the Cap Snap 5 Gallon Water Bottling Line (including filler, capper and conveyors).